ESCROW AGREEMENT

THIS  AGREEMENT  IS  DATED  FOR  REFERENCE  DECEMBER  6,  1999  AND  MADE:
AMONG:

PACIFIC CORPORATE TRUST COMPANY, of 830 - 625 Howe Street, Vancouver, British Columbia V6C 3B8

(the  "Escrow  Agent")

AND:

CARTA RESOURCES LTD., a British Columbia company having its registered and records office at 1488 - 1090 West Georgia Street, Vancouver, British Columbia V6E 3V7

(the  "Issuer")

AND:

EACH  PRINCIPAL,  as  defined  in  this  Agreement

(collectively,  the  "Parties")

WHEREAS pursuant to the Escrow Agreement among the Escrow Agent, the Issuer and the Initial Principals, the Initial Principals acquired 750,000 Shares at an issue price of $0.01 per share;

AND WHEREAS 151,200 Initial Shares were subsequently released from escrow, resulting in an aggregate of 598,800 Initial Shares remaining subject to the Escrow Agreement;

AND WHEREAS as a result of acquiring the outstanding shares of Quotes Canada Financial Network Ltd., the Issuer has Additional Principals;

AND  WHEREAS the Issuer has agreed to issue Additional Shares to the Principals;

AND WHEREAS the Issuer wishes to cancel the Escrow Agreement and to convert the Initial Shares to this Agreement which will cover both the Initial Shares and the Additional Shares;

AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the initial Shares and Additional Shares issued to the Principals upon the acquisition of such shares by the Principals;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree (the "Agreement") as follows:

1.     Interpretation

In  this  Agreement:

(a) "Acknowledgment" means the acknowledgment and agreement to be bound in the form attached as Schedule "A" to this Agreement;
(b)     "Act"  means  the  Securities  Act,  S.B.C.  1997,  c.418;
(c) "Additional Principals" means holders of Additional Shares who execute this Agreement or an Acknowledgment and did not execute the Escrow Agreement;
(d) "Additional Shares" means the shares of the principals described in Schedule "C" to this Agreement, as amended from time to time in accordance with section  9  and, for greater clarification, does not include the Initial Shares;
(e) "Escrow agreement" means the escrow agreement dated July 11, 1996 among the Escrow Agent, the Issuer and the Initial Principals;
(f)     "Escrow  Shares"  means  the  Initial  Shares and the Additional Shares;
(g) "Executive Director" means the Executive Director appointed under the Act;
(h) "Executive Director or the Exchange" means the Executive Director, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange;
(i) "Initial Principals" means holders of shares of the Issuer who executed the Escrow Agreement;
(j) "Initial Shares" means the shares of the Initial Principals subject to the Escrow Agreement;
(k) "Local Policy Statement 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this Agreement and attached as Schedule "B" to this Agreement;
(l) "Principals" means, together, the Initial Principals and the Additional Principals.

2.     Placement  Of  Shares  In  Escrow

The Principals place the Escrow Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Additional Shares to the Escrow Agent as soon as practicable.

3.     Voting  Of  Shares  In  Escrow

Except as provided by section 4(a), the Principals may exercise all voting rights attached to the Escrow Shares.

4.     Waiver  Of  Shareholder's  Rights

The  Principals  waive  the  rights  attached  to  the  Escrow  Shares:
(a)     to  vote  the  Escrow Shares on a resolution to cancel any of the Escrow
Shares;
(b)     to  receive  dividends;  and
(c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.
5.     Abstention  From  Voting  As  A  Director
A Principal that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Escrow Shares.
6.     Transfer  Within  Escrow
(a) The Principals shall not transfer any of the Escrow Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Executive Director or the Exchange;
(b) The Escrow Agent shall not effect a transfer of the Escrow Shares within escrow unless the Escrow Agent has received:
(i)     a  copy  of  an Acknowledgment executed by the person to whom the Escrow
Shares  are  to  be  transferred;  and
(ii) a letter from the Executive Director or the Exchange consenting to the transfer;
(c) Upon the death or bankruptcy of a Principal, the Escrow Agent shall hold the Escrow Shares subject to this Agreement for the person that is legally entitled to become the registered owner of the Escrow Shares;
(d) the Principals acknowledge to, and agree with, the Issuer that the Principals will continue to be involved in the business affairs of the Issuer, or an operating subsidiary thereof, as a director or senior officer of one or both such companies, or by providing key services, whether management services or otherwise to one or both such companies. If the Principals for any reason cease to be directors or senior officers of such companies, or ceases to provide such services, then the Escrow Shareholders shall be entitled to retain their Escrow Shares and remain bound by the terms of this Agreement. For further clarity the Principals shall be entitled to a release or releases of the Escrow Shares pursuant to the provisions of section 7(b) hereof.

7.     Release  From  Escrow

(a) the Principals irrevocably direct the Escrow Agent to retain the Escrow Shares until the Escrow Shares are released from escrow pursuant to subsection
(b)  or  surrendered  for  cancellation  pursuant  to  section  8;
(b) the Escrow Agent shall not release the Escrow Shares from escrow unless the Escrow Agent has received a letter from the Executive Director or the Exchange consenting to the release; and
(c) the approval of the Executive Director or the Exchange to a release from escrow of any of the Escrow Shares shall terminate this Agreement only in respect of the Escrow Shares so released.

8.     Surrender  For  Cancellation
The Principals shall surrender the Escrow Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Escrow Shares to the
Issuer:
(a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Executive Director or the Exchange;
(b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years;
(c) 10 years from the later of the date of issue of the Escrow Shares and the date of the receipt for the Issuer's prospectus on its initial public offering; or
(d)     where  required  by  section  6(d).

9.     Amendment  Of  Agreement
(a) Subject to subsection (b), this Agreement may be amended only by a written agreement among the Parties and with the written consent of the Executive Director or the Exchange;
(b)     Schedule  "C"  to  this  Agreement  shall  be  amended  upon:
(i)     a  transfer  of  Escrow  Shares  pursuant  to  section  6;
(ii)     a  release  of  Escrow  Shares  from  escrow  pursuant to section 7; or
(iii) a surrender of Escrow Shares for cancellation pursuant to section 8; and the Escrow Agent shall note the amendment on the Schedule "C" in its possession.

10.     Indemnification  Of  Escrow  Agent
The Issuer and the Principals, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this Agreement.

11.     Resignation  Of  Escrow  Agent
(a) If the Escrow Agent wishes to resign as escrow agent in respect of the Escrow Shares, the Escrow Agent shall give notice to the Issuer;
(b) if the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Escrow Shares, the Issuer shall give notice to the Escrow Agent;
(c) a notice referred to in subsection (1) or (2) shall be in writing and delivered to:
(i)     the Issuer at its address appearing on the cover page of this Agreement;
or
(ii) the Escrow Agent at its address appearing on the cover page of this Agreement;
and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.
(d) a copy of a notice referred to in subsection (a) or (b) shall concurrently be delivered to the Executive Director or the Exchange;
(e) the resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection (a) r (b) or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation date");
(f) the Issuer shall, before the resignation date and with the written consent of the Executive Director or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Principals.

12.     Entire  Agreement
This Agreement supersedes and replaces all other escrow agreements applying to the Escrow Shares required by securities regulators and all such Agreements are terminated and of no further force and effect from the reference date of this Agreement.

13.     Further  Assurances
The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

14.     Time
Time  is  of  the  essence  of  this  Agreement.

15.     Governing  Laws
This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

16.     Counterparts
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and al of which shall constitute one agreement.

17.     Language
Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

18.     Enurement
This Agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

The Parties have executed and delivered this Agreement as of the date of reference of this Agreement.


THE COMMON SEAL of                        )
CARTA RESOURCES LTD.                      )
was hereunto affixed in                   )
the presence of:                          )
                                          )
                                          )
Authorized Signatory                      )
                                          )
                                          )
Authorized Signatory                      )     C/S

PACIFIC  CORPORATE  TRUST  COMPANY


Per:
     Authorized  Signatory

SIGNED,  SEALED  AND DELIVERED by         )
JOHN E. CHARLESWORTH in the presence of:  )
                                          )
Name  of                                  )
Witness:                                  )
                                          )
Address  of                               )
Witness:                                  )
                                          )
                                          )
                                          )
Occupation                                )
of  Witness:                              )     JOHN  E.  CHARLESWORTH
                                          )

SIGNED,  SEALED  AND DELIVERED by         )
PENELOPE CHARLESWORTH in the presence of: )
                                          )
Name  of                                  )
Witness:                                  )
                                          )
Address  of                               )
Witness:                                  )
                                          )
                                          )
                                          )
Occupation                                )
of  Witness:                              )     PENELOPE CHARLESWORTH
                                          )

SIGNED,  SEALED  AND DELIVERED by         )
THOMAS BOYCHUK in the presence of:        )
                                          )
Name  of                                  )
Witness:                                  )
                                          )
Address  of                               )
Witness:                                  )
                                          )
                                          )
                                          )
Occupation                                )
of  Witness:                              )     THOMAS BOYCHUK
                                          )

SIGNED,  SEALED  AND DELIVERED by         )
H. LEO KING in the presence of:           )
                                          )
Name  of                                  )
Witness:                                  )
                                          )
Address  of                               )
Witness:                                  )
                                          )
                                          )
                                          )
Occupation                                )
of  Witness:                              )     H. LEO KING
                                          )

SIGNED,  SEALED  AND DELIVERED by         )
PAUL DICKSON in the presence of:          )
                                          )
Name  of                                  )
Witness:                                  )
                                          )
Address  of                               )
Witness:                                  )
                                          )
                                          )
                                          )
Occupation                                )
of  Witness:                              )     PAUL DICKSON
                                          )

SIGNED,  SEALED  AND DELIVERED by         )
GLEN DICKSON in the presence of:          )
                                          )
Name  of                                  )
Witness:                                  )
                                          )
Address  of                               )
Witness:                                  )
                                          )
                                          )
                                          )
Occupation                                )
of  Witness:                              )     GLEN DICKSON
                                          )

                        SCHEDULE "C" TO ESCROW AGREEMENT
                        SCHEDULE "C" TO ESCROW AGREEMENT



                         Number of Additional Shares    Number of Initial Shares held
                       held in escrow pursuant to this   in escrow pursuant to this
Number of Shareholder         Escrow Agreement                Escrow Agreement
JOHN E. CHARLESWORTH.                           25,400                        199,600
PENELOPE
 CHARLESWORTH . . . .                          225,000
THOMAS BOYCHUK. . . .                          250,400                        199,600
H. LEO KING . . . . .                           25,400                        199,600
PAUL DICKSON. . . . .                          500,000
GLEN DICKSON. . . . .                          500,000

                      SCHEDULE "D" TO THE ESCROW AGREEMENT

               Earn-Out Formula for Release of Performance Shares

The  release  of  performance  shares  is  based  upon     cumulative  cash flow
                                                           ---------------------
                                                                 earn-out  price
where:
earn-out  price  =  IPO  price  multiplied  by  earn-out  factor earn-out  factor  =  (performance  share  percentage  )2  x  4
IPO  Price  =  $0.38
performance  share  percentage  =     2,125,000  =  .25
                                      ---------
                                      8,232,342
earn-out  factor  -  (.25)2  x  4  -  .25
earn-out  price  =  $0.38  x  .25  -  .095